DATED NOVEMBER 17, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Materials Under § 240.14a-12

PERICOM SEMICONDUCTOR CORPORATION

(Name of Registrant as Specified In Its Charter)

MONTAGE TECHNOLOGY GROUP LIMITED

PORSCHE ACQUISITION SUB, INC.

HOWARD YANG

STEPHEN TAI

MARK VOLL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 17, 2015, Montage issued the following press release:

Montage Technology Group Believes Pericom Semiconductor is Engaging in Scare Tactics to Force Through the Inferior Diodes Transaction

Montage Recommends Pericom Shareholders Vote AGAINST the Diodes Acquisition Proposal on the GOLD Proxy Card

MILPITAS, CA, November 17, 2015 — Montage Technology Group Limited (“Montage”) today commented on Pericom Semiconductor Corporation’s (“Pericom”) (NASDAQ: PSEM) misleading statements regarding Montage’s superior offer to purchase all the outstanding shares of Pericom.

Montage stated: “Instead of accepting a financially superior $18.50 per share cash offer made by Montage, which would maximize shareholder value, it appears that Pericom has devoted its resources and time to try to scare its shareholders into accepting the financially inferior Diodes Incorporated (“Diodes”) transaction. We believe Pericom is misleading its shareholders in an effort to force through a transaction with its preferred buyer, Diodes, regardless of the financial cost to Pericom shareholders.”

Montage urges Pericom shareholders not to fall victim to Pericom’s blatant fear mongering and believes that:

•	Montage’s Offer Is Not Subject to Regulatory Conditions: Pericom has vastly overstated the regulatory risk associated with Montage’s offer in an effort to simply scare its shareholders into accepting its preferred financially inferior transaction with Diodes. In fact:

•	Montage agreed to remove ALL closing conditions related to regulatory approvals from its financially superior $18.50 all-cash offer.

•	As a result: Montage is assuming all regulatory risk.

•	Montage Can Close Quickly: Pericom is also attempting to frighten its shareholders by suggesting that it could take a year to close a transaction with Montage. Pericom cites the ISSI/Uphill and OmniVision transactions as evidence but fails to acknowledge the most obvious distinction, namely:

•	Montage’s offer is not subject to regulatory conditions and a Montage-Pericom transaction can therefore close immediately following Pericom shareholder approval.

•	If Pericom promptly enters into a merger agreement with Montage, Montage can close the transaction in December 2015.

•	Montage Has Real Financing Commitments: Pericom is irrationally holding Montage to a higher standard than other similarly situated transactions with Chinese acquirers — other U.S. targets have accepted similar commitment letters as provided by Montage.

•	If a similar commitment was sufficient for other U.S. targets, it should be sufficient for Pericom.

•	Pericom Ran a Badly Flawed Sale Process: Pericom is intentionally misleading its shareholders. It claims it ran an “extensive, objective and rigorous” sale process to obtain the best price, which resulted in a $17.00 per share offer from Diodes. In fact:

•	That process did not result in the best price—Not only has Montage consistently offered a higher price, but Diodes has since raised its inferior bid.

•	Pericom Shareholders Must Act in Their Own Best Interests: In Montage’s view, Pericom and the Pericom Board can no longer be trusted to act in the best interest of Pericom shareholders.

•	Pericom’s Board continues to try to scare its shareholders into accepting the financially inferior Diodes bid, has chosen to use a Record Date prior to Montage’s offer being made public (which Montage contends violates federal proxy rules), and is holding the special meeting on an accelerated time-frame.

•	It is clear to us that Pericom is denying its shareholders the opportunity to receive the additional value for their shares that Montage has offered.

SHAREHOLDERS ARE URGED TO

PROTECT THEIR INVESTMENT BY VOTING THE GOLD PROXY CARD TODAY!

Montage believes that shareholder should reject Pericom’s scare tactics and refuse to accept an inferior deal. Please vote “AGAINST” the Diodes Acquisition Proposal on the GOLD proxy card TODAY.

EVERY VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES.

Shareholders who have questions or need assistance voting their shares may contact:

INNISFREE M&A INCORPORATED

+ (888) 750-5834 (toll-free from the US and Canada)

+ (412) 412-232-3651 (from other countries)

Remember—only the latest-dated proxy card counts!

Barclays is acting as financial advisor to Montage and O’Melveny & Myers LLP is serving as legal counsel.

Montage and its directors, executive officers and certain employees may be deemed, under rules of the Securities and Exchange Commission (“SEC”), to be participants in the solicitation of proxies from Pericom shareholders in connection with Pericom’s Special Meeting of Shareholders. Information about the interests in Pericom of Montage and its directors, executive officers and employees are set forth in a definitive proxy statement that was filed with the SEC on October 26, 2015 (the “Montage Proxy”).

Investors are urged to read in its entirety the Montage Proxy which is available now and any other relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. The Montage Proxy, and any other documents filed by Montage with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. The Montage Proxy and such other documents may also be obtained free of charge by contacting Innisfree M&A Incorporated, Montage’s proxy solicitor, toll-free at: (888) 750-5834 or 501 Madison Avenue, 20th Floor, New York, New York 10022.

About Montage

Montage is a global fabless provider of analog and mixed-signal semiconductor solutions currently addressing the home entertainment and cloud computing markets. In the home entertainment market, Montage’s technology platform enables the Company to design highly integrated end-to-end solutions with customized software for set-top boxes. These solutions optimize signal processing performance under demanding operating conditions typically found in emerging marketing environments. In the cloud computing market, Montage offers high performance, low power memory interface solutions that enable memory intensive server applications. Its technology platform approach allows Montage to provide integrated solutions that meet the expanding needs of customers through continuous innovation, efficient design and rapid product development. For more information regarding Montage please visit the Company’s website at www.montage-tech.com.

Company Contact:

Montage

Mark Voll, CFO

(408) 982-2780 or 86-21-6128-5678 x8618

Investor Contact:

Innisfree M&A Incorporated

Arthur Crozier/Jennifer Shotwell/Jon Salzberger

(212) 750-5833

Media Contact:

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann or Jed Repko

(415) 869-3950

Mahmoud Siddig

(212) 355-4449